225 Franklin Street Boston, MA 02110-2804 United States of America

Statement from State Street Corporation

Contact:	Media:	Investors & Analysts:
	Hannah Grove	Kelley MacDonald
	617-664-3377	617-664-2888

Boston, MA - May 30, 2003 -- State Street Corporation chairman and CEO, David A. Spina, underwent successful bypass surgery at a Boston hospital yesterday. Spina, age 60, is doing well following the procedure. After a brief hospital stay he will oversee corporate activities from home. He is expected to return to the office in about six weeks.

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